EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                    BANKRUPTCY COURT ISSUES ORDERS APPROVING
                  U.S. AGGREGATES DIP FACILITY ON A FINAL BASIS
                          AND SALE BIDDING PROCEDURES;
                    HART-SCOTT-RODINO WAITING PERIOD EXPIRES

DRAPER, UT, APRIL 12, 2002 - U.S. Aggregates, Inc., (OTC Bulletin Board: AGAT) today announced that on April 1, 2002, Judge Gregg W. Zive of the U.S. Bankruptcy Court in Reno, Nevada issued an order approving on a final basis a $17.5 million debtor-in-possession (DIP) financing facility between U.S. Aggregates and certain of its pre-petition lenders. The DIP financing facility, which consists of $10 million in revolving loans and $7.5 million in letters of credit, will enable the company to operate its business in the ordinary course for one year, or until the sale of its assets is consummated, whichever comes first.

U.S. Aggregates also announced that on April 9, 2002, Judge Zive issued an order approving bidding and other sale procedures for the proposed sale of the company's assets pursuant to Section 363 of the U.S. Bankruptcy Code. A key element of this process will be a competitive bidding auction at which all qualified parties can, and are encouraged to, bid for the assets of the entire company or those of its Western or Southeastern business.

In addition, U.S. Aggregates announced that on April 2, 2002, the waiting period under the Hart-Scott-Rodino Act of 1976 expired without inquiry by the Federal Trade Commission or the Department of Justice. The waiting period pertained to the notices filed in accordance with United States anti-trust laws by U.S. Aggregates and Oldcastle Materials Inc. regarding the pending sale of U.S. Aggregates' assets. Expiration or termination of the waiting period was a condition to the sale of the company's assets to Oldcastle Materials, which sale remains dependent on the results of the competitive bidding auction described above.

As was announced in a press release dated March 11, 2002, U.S. Aggregates has entered into an agreement for the sale of all its and its subsidiaries' assets to Oldcastle Materials, Inc. for approximately $140,750,000. The agreement is subject to bankruptcy court approval and the bidding process described above. Proceeds received from the sale of U.S. Aggregates' assets will be applied to the payment of certain liabilities not assumed by the buyer, including any funds drawn from the DIP financing facility, and the payment of the company's pre-petition senior secured debt. Currently, U.S. Aggregates' pre-petition senior secured debt exceeds the total estimated proceeds to be received from the sale of its remaining assets. The senior secured debt prior to establishment of the DIP financing facility amounted to approximately $155,000,000. Unsecured debt claims are estimated to be in excess of $75,000,000.

Founded in 1994, U.S. Aggregates, Inc. ("USAI") is a producer of aggregates. Aggregates consist of crushed stone, sand and gravel. The company's products are used primarily for construction and maintenance of highways and other infrastructure projects as well as for commercial and residential construction. USAI serves local markets in nine states in two regions of the United States, the Mountain states and the Southeast.

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CERTAIN MATTERS DISCUSSED IN THIS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS AND
INFORMATION BASED ON MANAGEMENT'S BELIEF AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SUCH STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS INCLUDING, AMONG OTHER MATTERS, THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT; THE COMPANY'S ABILITY TO CONTINUE ITS OPERATIONS DURING THE PENDENCY OF THE BANKRUPTCY CASES; AND GENERAL RISKS RELATED TO THE MARKETS IN WHICH U.S. AGGREGATES OPERATES. SHOULD ONE OR MORE OF THESE RISKS MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER MATERIALLY
FROM THOSE PROJECTED. ADDITIONAL INFORMATION REGARDING THESE RISK FACTORS AND OTHER UNCERTAINTIES MAY BE FOUND IN THE COMPANY'S FILINGS WITH THE SECURITIES
AND EXCHANGE COMMISSION.

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